FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (the “First Amendment”) is made October 31, 2008 between Ferro Corporation, an Ohio corporation (“Ferro”) and Novolyte Technologies LP, a Delaware limited partnership (“Novolyte”).

RECITALS

WHEREAS, Novolyte and Ferro entered into that certain Asset Purchase Agreement dated September 29, 2008 (the “Purchase Agreement”).

WHEREAS, Novolyte and Ferro now desire to amend the Purchase Agreement as set forth herein.

NOW, THEREFORE, Novolyte and Ferro hereby agree as follows:

1. Definitions. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Purchase Agreement.

2. Amendment to Section 2.6. Section 2.6 of the Purchase Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:

“2.6 Purchase Price. For purposes of this Purchase Agreement, the term “Purchase Price” means –

(A) Fifty Two Million Dollars ($52,000,000) (the “Closing Purchase Price”), plus

(B) Eight Million Dollars ($8,000,000) (the “Suzhou Equity Interest Purchase Price”), representing the purchase price for the Suzhou Equity Interest, plus or minus

(C) The amount of the adjustment determined in accordance with Section 2.7 (the “Adjustment”).

3. Amendment to Section 5.2. The third sentence of Section 5.2 of the Purchase Agreement is hereby amended by deleting such sentence and substituting in lieu thereof the following:

“Except with regards to the Suzhou Equity Interest, the transfer of which is governed by the Suzhou Equity Interest Transfer Agreement, title to the Acquired Assets will be deemed to have transferred as of Closing, and revenues, expenses and other pro-ratable items will be deemed to have been transferred as of 11:59 p.m. on the Closing Date (the “Closing Time”). Closing Working Capital shall be determined as of the Closing Time but without giving effect to the transactions consummated at the Closing.”

4. Amendment to Section 6.5(B). Section 6.5(B) of the Purchase Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:

(B) Additional Agreements if Suzhou Equity Transfer Is Not Consummated. If the Suzhou Equity Transfer is not consummated pursuant to the terms of the Suzhou Equity Transfer Agreement, on or prior to June 30, 2009, then Ferro shall continue to operate the Suzhou business for the benefit of Novolyte pursuant to the terms of the Management and Transition Services Agreement and at such time as shall be mutually determined by Novolyte and Ferro, Ferro shall sell, transfer and convey to Novolyte or its assignee all of the Tangible Personal Property located at the Suzhou Location on an AS-IS basis (the “Suzhou Personal Property”) for a price equal to $8 million (the “Suzhou Personal Property Price”) minus the aggregate cost to Novolyte of (1) transporting the Suzhou Personal Property to a location determined by Novolyte, and (2) purchasing or establishing an operational business at such location having the same production capabilities as the Suzhou business (items (1) and (2) hereof are collectively, the “New Establishment Costs”); provided, however, in no event will the amount paid to Ferro be less than $3.5 million and provided further, that the parties shall cause such funds to be released from the Escrow Agent on or before December 31, 2009. For the avoidance of doubt, Ferro may not (a) sell the Suzhou Personal Property to any third party, or (b) use the Suzhou Personal Property for any purpose other than pursuant to this Section 6.5(B), and Ferro Suzhou shall remain subject to the provisions of Section 6.5(A). For the avoidance of doubt, if the Suzhou Equity Closing has not occurred by June 30, 2009 and has not otherwise been extended pursuant to the terms of the Suzhou Equity Transfer Agreement, Novolyte shall be entitled to receive $4.5 million out of the Escrow Funds on June 30, 2009 and Ferro shall be entitled to receive $3.5 million out of the Escrow Funds by December 31, 2009.

5. Conditions to Novolyte’s Obligations. Novolyte agrees that all conditions to Novolyte’s obligations to consummate the transactions consummated by the Purchase Agreement have been satisfied or waived, including the requirement that Ferro obtain lien releases related to certain IBM computers; provided that nothing herein shall relieve Ferro or Novolyte from responsibility pursuant to the terms of the Purchase Agreement or Other Agreement for any breach of any representation or warranty contained in the Purchase Agreement or any Other Agreement.

6. Filing of Lien Releases. Novolyte agrees that as long as Ferro instructs its agents to file the releases of liens related to the Acquired Assets on the Closing Date that any delay in such filings shall not be any basis for a breach by Ferro of the Purchase Agreement.

7. Effect. Except as specifically set forth herein, the Purchase Agreement shall continue in full force and effect.

8. Counterparts. This First Amendment may be executed and delivered by Novolyte and Ferro in separate counterparts, with the same effect as though all such parties had executed and delivered the same copy hereof.

9. Governing Law. This First Amendment shall be governed by, and construed in accordance with, the internal laws, and not the law of conflicts, of the State of Ohio.

{Signature Page Follows}

IN WITNESS WHEREOF, the parties have entered into this First Amendment to Asset Purchase Agreement as of the day and year first above written.

FERRO CORPORATION

/s/ Cynthia M. Kerker
Name: Cynthia M. Kerker
Title: Vice President, Corporate Development

NOVOLYTE TECHNOLOGIES LP

By: Novolyte Technologies GP LLC, its general

partner

/s/ Anthony Giorgio
Name: Anthony Giorgio
Title: Vice President